EXHIBIT 10.1

To the Board of Directors of Tanico Inc.:

Please be advised that, effective immediately, I hereby resign from all my positions as an Officer and Director of Tanico Inc., a Nevada corporation.

This Resignation may be executed and delivered by electronic signature and delivery.

Very truly yours,

/s/ Tatiana Feneva

Tatiana Feneva

August 29, 2023